Exhibit 99.1


                ADC Reports Fourth Quarter 2003 Results

   MINNEAPOLIS--(BUSINESS WIRE)--Dec. 2, 2003--ADC (Nasdaq:ADCT):

   --  Net Sales of $193 Million (GAAP and Pro Forma) of Which 34%
        Were International Sales

   --  Broadband Infrastructure and Access Sales Increased 8%
        Sequentially from 3Q03

   --  EPS of $0.01 GAAP and $0.02 Pro Forma (Both Include Net $0.02
        Benefit of Tax and Other Accruals)

   --  Total Cash Provided by Operating Activities of $8 Million

   --  Total Cash and Marketable Securities (Short- and Long-term)
        Increased to $786 Million

   ADC (Nasdaq:ADCT, www.adc.com) today announced results for the fourth quarter ended October 31, 2003 prepared in accordance with generally accepted accounting principles (GAAP) as summarized below for ADC and its operating segments, Broadband Infrastructure and Access (BIA) and Integrated Solutions (IS).
   "We are pleased to finish fiscal 2003 with fourth quarter sales above our expectations and positive fourth quarter results for both EPS and total cash provided by operating activities," said Robert E. Switz, president and CEO of ADC. "As we enter fiscal 2004, we are focused on building long-term value by meeting and exceeding the needs and expectations of our global customers and aggressively executing our sales and profitability growth strategy."
   Both GAAP and pro forma results for the fourth quarter of fiscal 2003 include a net $0.02 per share benefit resulting from reduced income tax, legal and other operating accruals due to the favorable resolution of certain outstanding matters. These items were partially offset by increased expenses for warranty and receivable reserves.


GAAP Basis (dollars in millions, except per share amounts)
----------------------------------------------------------

                                             2003     2003     2002
                                             Fourth   Third    Fourth
ADC Results                                  Quarter  Quarter  Quarter
-----------                                 -------- -------- --------
Net sales                                  $  192.9    188.5    220.7
   Percent outside U.S.                        34.0%    35.9%    24.6%
Gross margin                                   38.8%    39.2%    20.3%
Operating loss                             $   (6.6)   (14.7)  (358.7)
Income (loss) before income taxes          $    3.9    (15.1)  (381.8)
Net income (loss)                          $    9.3    (15.1)  (381.8)
Earnings (loss) per share                  $   0.01    (0.02)   (0.48)

Segment Results
---------------
Net sales:
BIA                                        $  121.5    112.6    156.0
IS                                         $   71.4     75.9     64.7
Operating income (loss):
BIA                                        $   (2.6)    (5.4)   (37.0)
IS                                         $    3.6      3.7     (6.0)


   In addition to GAAP income statement results, ADC also presents pro forma income statement results prepared with certain adjustments as noted in this release. Due to the significance of ADC's restructuring activities from fiscal 2000 to 2003, management believes that a more meaningful comparison of fiscal 2003 results would exclude impairment and restructuring charges and certain non-operating gains/losses, as well as the results of product lines discontinued or divested in fiscal 2002 in deriving pro forma income statements for fiscal 2003 and historical periods. For an explanation of pro forma items excluded from GAAP income statement results, please refer to the "Pro Forma Items Excluded from GAAP Results" section of this release and review the attached supplementary schedules that reconcile GAAP results to pro forma results for the three- and 12-month periods ended October 31, 2003 and 2002 and the three-month period ended July 31, 2003.
   Pro forma basis results, which reflect adjustments to all quarters related to the exclusion of impairment and restructuring charges and certain non-operating gains/losses, as well as the results of product lines that have been discontinued or divested in fiscal 2002, are summarized below for ADC and its operating segments.


Pro Forma Basis (dollars in millions, except per share amounts)
---------------------------------------------------------------

                                             2003     2003     2002
                                             Fourth   Third    Fourth
ADC Results                                  Quarter  Quarter  Quarter
-----------                                 -------- -------- --------
Net sales                                  $  192.9    188.5    217.8
Gross margin                                   39.7%    39.2%    24.6%
Operating income (loss)                    $    5.4     (1.2)   (40.2)
Income (loss) before income taxes          $   10.7     (1.6)   (51.8)
Net income (loss)                          $   16.1     (1.6)   (51.8)
Earnings (loss) per share                  $   0.02     0.00    (0.06)

Segment Results
---------------
Net sales:
BIA                                        $  121.5    112.6    153.1
IS                                         $   71.4     75.9     64.7
Operating income (loss):
BIA                                        $   (0.9)    (5.4)   (27.4)
IS                                         $    3.6      3.7     (6.1)


   Strong Financial Condition

   "With our cost-reduced business, we generated positive total cash provided by operating activities and increased our total cash and securities to $786 million," said Gokul Hemmady, ADC's chief financial officer. "Our strong financial condition will be key to our plans to grow ADC organically and through strategic acquisitions in our core strength areas."
   Certain ADC balance sheet and cash flow information on a GAAP basis and related statistics are summarized below.


Other GAAP Data & Related Statistics (dollars in millions)
----------------------------------------------------------

                                                October  July  October
                                                  31,     31,    31,
Balance Sheet Data and Related Statistics        2003    2003   2002
-----------------------------------------       ------- ------ -------
Cash and cash equivalents - unrestricted       $ 720.0  651.6   278.9
Short-term marketable securities               $  26.7   64.0     0.5
Long-term marketable securities                $  19.5   31.6       -
Restricted cash                                $  20.0   21.0   177.0
                                                ------- ------ -------
Total cash and securities                      $ 786.2  768.2   456.4
                                                ======= ====== =======
Restructuring accrual                          $  33.4   40.0   124.2
Current ratio                                      3.8    3.7     1.7
Long-term notes payable                        $ 400.0  400.0    10.8



                                             2003     2003     2002
                                             Fourth   Third    Fourth
Cash Flow Data and Related Statistics        Quarter  Quarter  Quarter
-------------------------------------       -------- -------- --------
Total cash provided by (used in) operating
 activities                                $    8.4     16.6   (104.4)
Days sales outstanding                         51.6     47.9     46.7
Inventory turns - annualized                    6.8      6.0      7.4
Depreciation and amortization              $   12.8     12.9     21.6
Property and equipment additions, net of
 disposals                                 $    2.0     49.4     (4.5)


   In the fourth quarter of 2003, total cash provided by operating activities was $8 million primarily from net income. In the third quarter of 2003, total cash provided by operating activities was $17 million primarily from working capital reductions. In the fourth quarter of 2002, the $104 million of total cash used in operating activities was primarily from net losses.
   Total employees were approximately 5,700 as of October 31, 2003 compared to approximately 5,800 as of July 31, 2003 and approximately 7,600 as of October 31, 2002.

   Recent Wins and Achievements

   ADC's wins and achievements in recent months are summarized below.

   Connectivity

   ADC, Sumitomo Electric and Preformed Line Products (PLP) teamed together to develop and engineer a fiber-to-the-premise (FTTX) connectivity solution for use within major telecommunications service provider networks. The alliance offers the collective products - augmented by the engineering, field, and manufacturing expertise - of the three market leaders to bring a customizable and flexible connectivity solution to telecommunication service providers. In the fiber solution developed specifically for FTTX applications, ADC delivers proven, market leading fiber connectivity equipment including hardened outdoor cabinets, fiber termination storage and splicing, and fiber connectorization. Sumitomo Electric provides fiber cable including feeder, distribution and drop cable along with passive optical components all connectorized with ADC products. PLP provides the access terminals and splice closures needed in any FTTX deployment.

   Software

   ADC is the world's best known "retail billing" brand, according to a new survey released by Heavy Reading, an independent market-research firm. The survey found that among all companies included in the category, ADC has the highest name recognition with 59.4 percent, and was the only billing supplier recognized by more than half of the respondents. ADC also scored high in terms of performance, quality and reliability. ADC's billing software is Singl.eView(TM), which is a single application framework for real-time revenue, transaction, billing and service management, regardless of business model or service type. It measures and monetizes any combination of service, asset or resource, and has a proven performance, scalability and reliability record from its origins in the telecommunications market.
   Telecom New Zealand selected ADC's Singl.eView(TM) convergent billing platform for their next-generation billing solutions. Singl.eView provides real-time authorization of voice, data, content and commerce services, creating a common, flexible, transactional framework across any network or service platform. Singl.eView eliminates the need for two separate billing systems for pre- and postpaid accounts, and supports instantaneous "pay now" transactions. It is the only commercially available platform that offers these various payment methods from one system. This allows end users to control these options through all available customer service channels, such as the Internet and directly through a mobile device. In addition to supporting various payment options, Singl.eView simplifies the financial and transactional support needed to provide consumers with next-generation wireless (including 2.5G/3G), wireline and cable broadband services. Using Singl.eView, service providers can seamlessly manage the complex relationships with content providers that result from the convergence of voice, video, data and content services. It gives the service provider a single view of a customer regardless of services used or payment method.
   Singl.eView dynamic transaction management software is now in live operation at Philippine Long Distance Telephone Company (PLDT). PLDT procured ADC's Singl.eView to manage convergent billing and rating for its corporate fixed line and data services accounts. PLDT is the Philippines' largest supplier of domestic and international telecommunications services. Its network includes approximately 80 percent of all telecommunications lines in the country.
   Iowa Telecom is installing ADC's Singl.eView as the billing application for its local telephone, long distance, Internet and other advanced telecommunications services. Iowa Telecom serves 500,000 people in more than 400 communities in Iowa and is the state's second largest telephone company. Iowa Telecom selected Singl.eView as a replacement to a legacy billing system following a competitive review.
   Inmarsat Limited selected ADC's Singl.eView(TM) dynamic transaction management software for its new Broadband Global Area Network (BGAN) service, which follows the successful Singl.eView installation for Inmarsat's current Regional BGAN service. Based in London, Inmarsat provides voice and multimedia mobile communications services through its nine geostationary satellites to users involved in ground, air and sea transportation; communications; health care; local and national government; and international peacekeeping. Inmarsat is currently using Singl.eView for rating and billing for its Regional BGAN service, which offers high speed data connectivity in 99 countries via a secure, shared 144kbit/s channel. In addition to rating and billing, Inmarsat is using Singl.eView to manage customer hierarchies.
   T-Mobile Austria selected ADC's Metrica(R) performance management software for its Universal Mobile Telecommunications Service (UMTS). T-Mobile Austria will standardize Metrica across all its wireless networks as the company launches new advanced third-generation (3G) services, and currently uses Metrica for its GSM and General Packet Radio Service (GPRS) networks. T-Mobile Austria serves more than two million wireless customers. Metrica provides T-Mobile Austria with a consolidated view of key performance indicators, giving the service provider comprehensive visibility of network quality and utilization. With this information, T-Mobile can run its networks at maximum efficiency, maintaining its highly competitive service quality while dynamically deploying UMTS capacity to match the growth in demand. It also provides the tools needed to help detect both long-term and immediate problems and distinguish between service-affecting and non-service-affecting network-quality issues.

   IP Cable

   Belgian cable operator IDEATEL selected ADC's Cuda(TM) Cable Modem Termination Systems (CMTS) for its network in the regions of Mons and the Center. IDEATEL has also selected ADC's FastFlow(R) Broadband Provisioning Manager (BPM) for the service activation and configuration of the Cuda systems in the network. ADC's Cuda is the world's most widely deployed Next-Generation CMTS platform and provides multiple system operators (MSOs) with a carrier-class foundation for advanced services such as tiered data and IP voice. PacketCable(TM) and DOCSIS(R)/EuroDOCSIS(R) 1.0, 1.1 qualified and DOCSIS/EuroDOCSIS 2.0 compliant, the Cuda offers end-to-end Quality of Service (QoS), robust routing capabilities and extremely high availability and comprehensive system redundancy. FastFlow BPM is a carrier-class provisioning solution that automates the configuration and activation of cable modems and media terminal adapters (MTAs). FastFlow BPM has provisioned approximately 2.6 million cable modems in the U.S. - more than 20% of the cable modems currently in use.
   Millennium Digital Media has purchased a Cuda 12000
Next-Generation CMTS for the expansion of its CableSpeed(SM) high-speed Internet service to subscribers in its Northwest region. Millennium Digital Media provides services to more than 150,000 residential and business customers in Washington, Oregon, Michigan and Maryland, and is ranked among the top 25 MSOs (multiple system operators) in the U.S. In addition to the Cuda 12000, Millennium Digital Media has also deployed ADC's FastFlow BPM software in its Washington region.

   Wireless

   ADC announced its role in a successful field trial involving the world's first all-software GSM base station system in a commercial cellular network. ADC's Digivance(R) Long-Range Coverage Solution
(LRCS) is paired with Vanu, Inc.'s software to provide a software radio base station that serves Mid-Tex Cellular's network. ADC utilizes an all digital card to optically interface the software platform to the Digivance RF head, allowing Mid-Tex to enhance its network by cost-effectively extending coverage and distributing capacity where it is needed.

   Wi-Fi

   ADC and Colubris Networks signed an original equipment manufacturer (OEM) agreement that enables ADC to offer a complete span-powered Wi-Fi hotspot solution for wireline telecommunications carriers. By supporting Wi-Fi and DSL in a single device, carriers can fully leverage the value of their copper infrastructure and network assets to extend wireline broadband into the wireless world. This industry-first solution integrates Colubris Networks' intelligent Wi-Fi access point technology into ADC's LoopStar(TM) span-powered DSL equipment. The LoopStar's span-powering feature allows the access point to draw power from the DSL connection, enabling carriers to install the solution where it's needed. ILECs are able to reduce costs and installation time since there is no need to negotiate power access, and Wi-Fi equipment location can be optimized for maximum RF coverage. Two Regional Bell Operating Companies expect to begin lab trials of the span-powered Wi-Fi solution later this year.

   Outlook

   ADC currently anticipates that sales in the first quarter of 2004, subject to any product portfolio changes, will be around $170-$180 million and related pro forma earnings per share will be around a $0.01 loss to breakeven. ADC is not able to provide an outlook for GAAP earnings per share at this time for the reasons explained below. ADC's first quarter is historically lower than its previous fourth quarter as a result of many of its customers being on calendar-year budget cycles, a lower number of working days due to the large number of holidays in this quarter and a general slowdown in activity among its customers during this period.
   ADC cautions investors that forecasting in these soft and changing industry conditions combined with economic, geopolitical and other uncertainties remains extremely difficult and subject to change, especially with respect to the timing of closing and deploying contracts that can delay the start of new sales sources. Sales by operating segment as a percent of total ADC sales are expected to be in the ranges of 60%-65% for BIA and 35%-40% for IS.
   As previously announced, ADC is currently considering strategic choices to add and/or subtract product lines in its portfolio with the goal of growing profitably in more focused areas and being a leader in each market we serve.
   As previously announced, ADC will no longer provide tax benefits for pre-tax losses since it has fully utilized its carryback benefits with its fiscal 2002 tax loss. Starting in the fourth quarter of 2002, the tax benefits of ADC's pre-tax losses have been added to its deferred tax assets with an offsetting valuation reserve. As of October 31, 2003, ADC had a total of $751 million in deferred tax assets that have been offset by a full valuation reserve and as a result have been shown on the balance sheet at zero. As it generates pre-tax income in future periods, ADC does not currently expect to record significant income tax expense until either its deferred tax assets are fully utilized to reduce future income tax liabilities or the value of its deferred tax assets are restored on the balance sheet. Most of the deferred tax assets are not expected to expire until 2022. In the fourth quarter of 2003, ADC had an income tax benefit of $5 million primarily attributable to the reversal of accrued income tax liabilities resulting from the finalization of Federal, state and foreign income tax audits.
   Pro forma results in this outlook exclude impairment and restructuring charges and certain non-operating gains/losses that may be incurred if ADC takes actions designed to further lower its breakeven point or restructure its operations. ADC is unable to provide an outlook for earnings per share on a GAAP basis at this time as ADC may incur such additional impairment and restructuring charges and certain non-operating gains/losses in future fiscal quarters. The amount of any such additional charges is uncertain and will depend on many factors including the evolving outlook for industry conditions and ADC's businesses. If such charges are incurred they could result in a significant difference between GAAP and pro forma earnings per share.

   Review of Operating Segments

   The GAAP and pro forma sales results of ADC's operating segments are summarized above. Commentary on the changes in these results follows.

   Broadband Infrastructure and Access

   On a quarterly sequential basis from the third quarter of 2003, BIA sales were 8% higher primarily as result of higher sales of connectivity, wireless and wireline systems partially offset by lower sales of cable telephony/data systems. On a sequential quarter basis, fiber connectivity system sales have increased for four quarters in a row and wireless systems sales have increased for three quarters in a row. Comparing fourth quarters on a year-over-year basis, lower BIA sales were primarily a result of lower sales of wireline and cable telephony/data systems partially offset by higher sales in the connectivity and wireless systems. Sales of both connectivity and wireless systems were higher on a year-over-year basis.

   Integrated Solutions

   On a quarterly sequential basis from the third quarter of 2003, IS sales decreased on lower software sales partially offset by higher sales for the systems integration services. On a sequential quarter basis, systems integration sales have increased for three quarters in a row. Comparing fourth quarters on a year-over-year basis, 2003 sales were higher for both software systems and systems integration services.

   Pro Forma Items Excluded from GAAP Results

   Pro forma income statement results in both fiscal 2003 and 2002 exclude impairment and restructuring charges and certain non-operating gains/losses. To provide a comparable basis for measuring the results of ADC in fiscal 2003, pro forma results in fiscal 2002 also exclude from all quarters the financial results of product lines discontinued or divested in fiscal 2002.
   In deriving pro forma results for the fourth quarter of 2003, ADC excluded charges of $7 million ($0.01 per share). These charges were primarily related to facilities consolidations as a result of restructuring partially offset by gains from sales of divested assets and investments.
   In deriving pro forma results for the third quarter of 2003, ADC excluded restructuring charges of $14 million ($0.02 per share). These charges were primarily related to employee reductions and facilities consolidations.
   In deriving pro forma results for the fourth quarter of 2002, ADC excluded sales of $3 million and a net loss of $9 million ($0.01 loss per share) related to product lines that were discontinued or divested prior to the fourth quarter of 2002. ADC also excluded charges of $321 million ($0.40 per diluted share) of which $264 million were for non-cash items. These charges were comprised of:

   -- Restructuring charges of $309 million ($0.38 per share) primarily related to employee reductions, fixed-asset and goodwill impairments, and facilities consolidation; and

   -- Nonoperating net loss of $12 million ($0.02 per share) primarily related to sales and impairments of assets and investments.

   Today's Earnings Conference Call And Webcast at 5:00 p.m. Eastern

   ADC will discuss its fourth quarter 2003 results and current outlook on a conference call scheduled today, December 2, at 5:00 p.m. Eastern time. The conference call can be accessed by domestic callers at (800) 399-7506 and by international callers at (706) 634-2489 or on the Internet at www.adc.com/investor, by clicking on News & Communications, then clicking on Webcasts. Starting today at 6:30 p.m. Eastern time, the replay of the call can be accessed until 11:00 p.m. Eastern time on December 9 by domestic callers at (800) 642-1687 and by international callers at (706) 645-9291 (conference ID number is 3705948) or on the Internet at www.adc.com/investor, by clicking on News & Communications, then clicking on Webcasts.

   About ADC

   ADC is The Broadband Company(TM). ADC offers high-quality, value-added solutions of network equipment, software and systems integration services that enable communications service providers to deliver high-speed Internet, data, video and voice services to consumers and businesses worldwide. ADC (Nasdaq:ADCT) has sales into more than 100 countries. Learn more about ADC Telecommunications, Inc. at www.adc.com.

   Cautionary Statement under the Private Securities Litigation
Reform Act of 1995

   All forward-looking statements contained herein, particularly those pertaining to ADC's expectations or future operating results, reflect management's current expectations or beliefs as of the date of such statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. ADC Telecommunications cautions readers that future actual results could differ materially from those in forward-looking statements depending on the outcome of certain factors. All such forward-looking statements are subject to certain risks and uncertainties, including, but not limited to, significant difficulties in forecasting sales and market trends; uncertainties regarding the level of capital spending by telecommunications service providers, as the majority of ADC's sales are derived from these companies; the overall demand for ADC's products or services; the demand for particular products or services within the overall mix of products sold, as our products and services have varying profit margins; changing market conditions and growth rates either within ADC's industry or generally within the economy; ADC's ability to complete our restructuring initiative and streamline our operations successfully; the impact of actions we may take as a result of our current portfolio review cycle, which may include business acquisitions or divestitures; ADC's ability to dispose of excess assets on a timely and cost-effective basis; new competition and technologies; increased costs associated with protecting intellectual property rights; the retention of key employees; pressures on the pricing of the products or services ADC offers; performance of contract manufacturers used by ADC to make certain products; possible consolidation among communications service providers; the availability of materials to make products; variations in the value of assets held or used by ADC in the operation of its business and other risks and uncertainties, including those identified in Exhibit 99-a to ADC's Report on Form 10-Q for the fiscal quarter ended April 30, 2003. ADC disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


             ADC TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
           CONDENSED CONSOLIDATED BALANCE SHEETS--UNAUDITED
                             (In millions)

                                                    October   October
                                                      2003      2002
                                                   --------- ---------
ASSETS
------
CURRENT ASSETS:
  Cash and cash equivalents                        $  720.0  $  278.9
  Available-for-sale securities                        26.7       0.5
  Accounts receivable, net                            110.6     114.6
  Unbilled revenue                                     30.6      25.8
  Inventories, net                                     69.5      94.9
  Prepaid income tax                                     --     126.6
  Prepaid and other current assets                     48.6      44.5
                                                   --------- ---------

  Total current assets                              1,006.0     685.8


PROPERTY AND EQUIPMENT, net                           192.3     206.8

ASSETS HELD FOR SALE                                   25.1      20.0

RESTRICTED CASH                                        20.0     177.0

LONG-TERM MARKETABLE SECURITIES                        19.5        --

OTHER ASSETS                                           34.0      54.6
                                                   --------- ---------

  TOTAL ASSETS                                     $1,296.9  $1,144.2
                                                   ========= =========


LIABILITIES AND SHAREOWNERS' INVESTMENT
---------------------------------------
CURRENT LIABILITIES:
  Accounts payable                                 $   49.3  $   73.0
  Accrued compensation and benefits                    54.9      74.1
  Other accrued liabilities                           119.6     110.8
  Restructuring  accrual                               33.4     124.2
  Notes payable                                         8.3      15.7
                                                   --------- ---------

  Total current liabilities                           265.5     397.8

LONG-TERM NOTES PAYABLE                               400.0      10.8
OTHER LONG-TERM LIABILITIES                             3.7       3.4
                                                   --------- ---------
  Total liabilities                                   669.2     412.0

SHAREOWNERS' INVESTMENT
  (806.6 and 799.6 shares outstanding,
   respectively)                                      627.7     732.2
                                                   --------- ---------

  TOTAL LIABILITIES AND SHAREOWNERS' INVESTMENT    $1,296.9  $1,144.2
                                                   ========= =========


             ADC TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF OPERATIONS--UNAUDITED
                             GAAP RESULTS
                (In millions, except per share amounts)

                        Three Months Ended        The Year Ended
                           October 31,             October 31,
                       -------------------    ---------------------

                        2003        2002       2003         2002
                       -------    --------    -------    ----------
NET SALES              $192.9      $220.7     $773.2      $1,047.7

COST OF PRODUCT SOLD    118.1       175.8      481.8         801.2
                       -------    --------    -------    ----------
GROSS PROFIT             74.8        44.9      291.4         246.5
                       -------    --------    -------    ----------
GROSS MARGIN             38.8%       20.3%      37.7%         23.5%

EXPENSES:
  Research and
   development           23.5        35.4      108.6         182.8
  Selling and
   administration        47.6        59.3      222.1         374.0
  Impairment charges      0.8       169.5       15.6         348.3
  Special charges         9.5       139.4       41.8         209.1
  In process research
   and development         --          --         --          10.5
                       -------    --------    -------    ----------
    Total expenses       81.4       403.6      388.1       1,124.7
                       -------    --------    -------    ----------
      As a Percentage
       of Net Sales      42.2%      182.9%      50.2%        107.3%

OPERATING LOSS           (6.6)     (358.7)     (96.7)       (878.2)
OPERATING MARGIN        (3.4%)    (162.5%)    (12.5%)       (83.8%)

OTHER INCOME
 (EXPENSE), NET:
   Interest               2.8         3.1        6.3           8.4
   Other                  7.7       (26.2)       8.3         (12.4)
                       -------    --------    -------    ----------

LOSS BEFORE INCOME
 TAXES                    3.9      (381.8)     (82.1)       (882.2)
BENEFIT FOR INCOME
 TAXES                   (5.4)         --       (5.4)        262.8
                       -------    --------    -------    ----------

NET LOSS                 $9.3 (a) $(381.8)(b) $(76.7)(a) $(1,145.0)(b)
                       =======    ========    =======    ==========
NET MARGIN                4.8%    (173.0%)     (9.9%)      (109.3%)

AVERAGE COMMON SHARES
 OUTSTANDING - BASIC    805.4       797.6      803.4         795.6
                       =======    ========    =======    ==========
AVERAGE COMMON SHARES
 OUTSTANDING - DILUTED  808.5       797.6      803.4         795.6
                       =======    ========    =======    ==========
EARNINGS (LOSS) PER
 SHARE - BASIC          $0.01 (a)  $(0.48)(b) $(0.10)(a)    $(1.44)(b)
                       =======    ========    =======    ==========
EARNINGS (LOSS) PER
 SHARE - DILUTED        $0.01 (a)  $(0.48)(b) $(0.10)(a)    $(1.44)(b)
                       =======    ========    =======    ==========

(a) Excluding $9.5 million and $41.8 million restructuring charges; $0.8 million and $15.6 million impairment charges; $(1.7) million and $(4.7) million loss for inventory restructuring; $0.0 million and $1.5 million loss related to net sales restructuring; $0.0 million and $0.2 million loss for miscellaneous operating activities; $1.7 million and $3.8 million non-operating gain on sale of investments; $1.4 million and $(1.4) million non-operating net gain (loss) related to the sale of divested product lines; $2.3 million and $2.3 million non-operating gain related to other divested activities; $0.0 and $0.3 million non-operating loss for sale-leaseback transaction; $0.0 and $2.0 million non-operating loss for investment write-down; and $(0.2) million and $2.0 million non-operating (loss) gain for miscellaneous activities; net income (loss) would have been $16.1 million and $(20.3) million for the three and twelve months ended October 31, 2003, respectively. On the same basis, basic and diluted EPS would have been $0.02 and $(0.03) for the three and twelve months ended October 31, 2003, respectively.

(b) Excluding $9.7 million and $102.6 million net loss for product lines divested or discontinued prior to 2003; $139.4 million and $219.6 million restructuring and in-process research and development charges; $169.5 million and $348.3 million impairment charges; $4.5 million and $5.7 million reversal of selling and administrative costs; $4.4 million and $18.9 million related to restructuring of inventory; non-operating gain of $0.0 million and $17.0 million, net-of-tax, related to a patent infringement settlement; $1.3 million and $42.6 million, net-of-tax, non-operating gain on investment sale; $7.0 million and $34.2 million non-operating loss write-down of investments; and $0.6 million and $(1.2) million non-operating gain
(loss) adjustment for product lines divested in fiscal 2001; $5.2 million and $7.2 million, net-of-tax, for loss on sale-leaseback transactions; $(1.2) million loss and $10 million gain for miscellaneous non-operating activities and $0.0 million and $328.8 million charges related to deferred tax assets and tax benefit adjustments due to tax law changes, net loss would have been $(51.8) million and $(159.5) million and accordingly, basic and diluted EPS would have been $(0.06) and $(0.20) for the three months and full year ended October 31, 2002.


             ADC TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
            CONSOLIDATED STATEMENT OF CASH FLOW - UNAUDITED
                            ($ in Millions)

                                    Three Months      Twelve Months
                                       Ended             Ended
                                     October 31,       October 31,

                                    2003     2002    2003      2002
                                   ------- -------- ------- ----------
Cash Flows from Operating
 Activities:
  Net income (loss)                  $9.3  $(381.8) $(76.7) $(1,145.0)
  Adjustments:
    Write-off purchased IPR&D          --       --      --       10.5
    Inventory and fixed asset
     write-offs                       5.4    174.0    22.8      330.6
    Depreciation and amortization    12.8     21.6    59.2      104.7
    Change in bad debt reserves       2.0      3.1     3.7       26.4
    Change in inventory reserves      3.1     20.7     2.9       49.7
    Non-cash stock compensation      (1.1)     3.5     4.4       14.3
    Change in deferred income
     taxes                             --     24.0      --      498.1
    Goodwill write-downs              0.8       --     0.8       36.6
    Investment impairments             --     11.0      --       50.9
    Gain on sale of investments      (1.7)    (1.3)   (3.8)     (67.8)
    Loss on sale of
     business/product lines          (1.4)     1.9     1.4        6.7
    Loss (Gain) on sale of fixed
     assets and sale leasebacks      (0.5)     6.6     1.0       14.8
    Other                              --     (0.1)   (1.0)      (0.1)
    Changes in assets &
     liabilities, net of
     acquisitions
      Accounts receivable            (9.2)    33.9     6.2      160.8
      Inventories                     3.6     43.4    19.5      104.3
      Prepaid income taxes and
       other assets                  (4.4)     4.8   149.9       73.9
      Accounts payable                2.5     (7.9)  (31.3)     (88.1)
      Accrued liabilities           (12.8)   (61.8) (120.1)    (120.8)
                                   ------- -------- ------- ----------
        Total cash provided (used)
         by operating activities      8.4   (104.4)   38.9       60.5

Cash Flows from Investing
 Activities:
  Acquisitions, net of cash
   acquired                            --      0.1      --       (4.2)
  Divestitures, net of cash
   disposed                           1.4      1.2     1.9        2.3
  Property and equipment
   additions, net of disposals       (2.0)     4.5   (67.6)     (25.6)
  Decrease (Increase) in
   restricted cash                    1.0     99.5   157.0     (177.0)
  Short-term investments            (22.1)    (0.1)  (22.0)      68.6
  Long-term investments             (16.8)     5.3   (13.1)       2.3
                                   ------- -------- ------- ----------
        Total cash provided (used)
         by investing activities    (38.5)   110.5    56.2     (133.6)

Cash Flows from Financing
 Activities:
  Decrease in debt                     --     (1.8)  371.5       (5.9)
  Purchase of call spread option       --       --   (34.5)        --
  Common stock issued                 5.4      2.6     8.2        9.1
                                   ------- -------- ------- ----------
        Total cash provided (used)
         by financing activities      5.4      0.8   345.2        3.2

Effect of exchange rate on cash       1.0      0.3     0.8        0.2
                                   ------- -------- ------- ----------
Increase (Decrease) in cash and
 cash equivalents                   (23.7)     7.2   441.1      (69.7)
Cash and cash equivalents,
 beginning of period                743.7    271.7   278.9      348.6
                                   ------- -------- ------- ----------
Cash and cash equivalents, end of
 period                            $720.0   $278.9  $720.0     $278.9
                                   ======= ======== ======= ==========


                        SUPPLEMENTARY SCHEDULE
             ADC TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
          RECONCILIATION OF GAAP RESULTS TO PRO FORMA RESULTS
                (In millions, except per share amounts)

                                         For the Three Months Ended
                                              October 31, 2003
                                                                Pro
                                                Restructuring  forma
                                        GAAP      and Other    Results
                                        Results  Charges (a)     (a)
NET SALES                               $192.9           $--   $192.9

COST OF PRODUCT SOLD                     118.1          (1.7)   116.4
                                       -------- ------------- --------
GROSS PROFIT                              74.8           1.7     76.5
                                       -------- ------------- --------
GROSS MARGIN                              38.8%           --     39.7%

EXPENSES:
  Research and development                23.5            --     23.5
  Selling and administration              47.6            --     47.6
  Impairment charges                       0.8          (0.8)     0.0
  Special charges                          9.5          (9.5)    (0.0)
                                       -------- ------------- --------
    Total expenses                        81.4         (10.3)    71.1
                                       -------- ------------- --------
      As a Percentage of Net Sales        42.2%           --     36.9%

OPERATING INCOME (LOSS)                   (6.6)         12.0      5.4
OPERATING MARGIN                         (3.4%)           --      2.8%
OTHER INCOME (EXPENSE), NET:
   Interest                                2.8            --      2.8
   Other                                   7.7          (5.2)     2.5
                                       -------- ------------- --------
INCOME (LOSS) BEFORE INCOME TAXES          3.9           6.8     10.7
PROVISION (BENEFIT) FOR INCOME TAXES      (5.4)           --     (5.4)
                                       -------- ------------- --------
NET INCOME                                $9.3          $6.8    $16.1
                                       ======== ============= ========
NET MARGIN                                 4.8%           --      8.3%
AVERAGE COMMON SHARES OUTSTANDING -
 BASIC                                   805.4         805.4    805.4
                                       ======== ============= ========
EARNINGS (LOSS) PER SHARE - BASIC        $0.01         $0.01    $0.02
                                       ======== ============= ========
AVERAGE COMMON SHARES OUTSTANDING -
 DILUTED                                 808.5         808.5    808.5
                                       ======== ============= ========
EARNINGS (LOSS) PER SHARE - DILUTED      $0.01         $0.01    $0.02
                                       ======== ============= ========


                                  For the Three Months Ended
                                       October 31, 2002
                                                                Pro
                                  Restructuring Results from   forma
                          GAAP      and Other   Divestitures   Results
                          Results  Charges (b)       (b)         (b)
NET SALES                 $220.7           $--         $(2.9)  $217.8

COST OF PRODUCT SOLD       175.8          (4.4)         (7.2)   164.2
                         -------- ------------- ------------- --------
GROSS PROFIT                44.9           4.4           4.3     53.6
                         -------- ------------- ------------- --------
GROSS MARGIN                20.3%           --            --     24.6%

EXPENSES:
  Research and
   development              35.4            --          (3.5)    31.9
  Selling and
   administration           59.3           4.5          (1.9)    61.9
  Impairment charges       169.5        (169.5)           --       --
  Special charges          139.4        (139.4)           --       --
                         -------- ------------- ------------- --------
    Total expenses         403.6        (304.4)         (5.4)    93.8
                         -------- ------------- ------------- --------
      As a Percentage of
       Net Sales           182.9%           --            --     43.1%

OPERATING INCOME (LOSS)   (358.7)        308.8           9.7    (40.2)
OPERATING MARGIN         (162.5%)           --            --   (18.5%)
OTHER INCOME (EXPENSE),
 NET:
   Interest                  3.1            --            --      3.1
   Other                   (26.2)         12.1          (0.6)   (14.7)
                         -------- ------------- ----------------------
INCOME (LOSS) BEFORE
 INCOME TAXES             (381.8)        320.9           9.1    (51.8)
PROVISION (BENEFIT) FOR
 INCOME TAXES                 --            --            --       --
                         -------- ------------- ------------- --------
NET INCOME               $(381.8)       $320.9          $9.1   $(51.8)
                         ======== ============= ============= ========
NET MARGIN               (173.0%)           --            --   (23.8%)
AVERAGE COMMON SHARES
 OUTSTANDING - BASIC       797.6         797.6         797.6    797.6
                         ======== ============= ============= ========
EARNINGS (LOSS) PER
 SHARE - BASIC            $(0.48)        $0.40         $0.01   $(0.06)
                         ======== ============= ============= ========
AVERAGE COMMON SHARES
 OUTSTANDING - DILUTED     797.6         797.6         797.6    797.6
                         ======== ============= ============= ========
EARNINGS (LOSS) PER
 SHARE - DILUTED          $(0.48)        $0.40         $0.01   $(0.06)
                         ======== ============= ============= ========

(a) Excluding $9.5 million restructuring charges; $0.8 million impairment charges; $1.7 million loss for inventory restructuring; $1.7 million non-operating gain on sale of investments; $1.4 million non-operating net gain related to sale of divested product lines; $2.3 million non-operating gain related to other divested activities; and $0.2 million loss for non-operating miscellaneous activities; net income would have been $16.1 million for the three months ended October 31, 2003, respectively. On the same basis, basic and diluted EPS would have been $0.02 for the three months ended October 31, 2003.

(b) Excluding $9.7 million, net loss for product lines divested or discontinued prior to 2003; $139.4 million restructuring and in-process research and development charges; $169.5 million impairment charges; $4.5 million reversal of selling and administrative restructuring costs; $4.4 million related to restructuring of inventory; $1.3 million, net-of-tax, non-operating gain on investment sale; $7.0 million non-operating loss on write-down of investments; $0.6 million, net-of-tax, non-operating gain adjustment for product lines divested in fiscal 2001; $5.3 million, net-of-tax, for loss on sale-leaseback transactions; and $1.1 million loss for miscellaneous non-operating activities, net loss would have been $(51.8) million and accordingly, basic and diluted EPS would have been $(0.06) for the three months ended October 31, 2002.


                        SUPPLEMENTARY SCHEDULE
             ADC TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
          RECONCILIATION OF GAAP RESULTS TO PRO FORMA RESULTS
                (In millions, except per share amounts)

                                         For the Three Months Ended
                                              October 31, 2003
                                                                Pro
                                                Restructuring  forma
                                        GAAP     and Other     Results
                                        Results  Charges (a)     (a)
NET SALES                               $192.9           $--   $192.9

COST OF PRODUCT SOLD                     118.1          (1.7)   116.4
                                       -------- ------------- --------
GROSS PROFIT                              74.8           1.7     76.5
                                       -------- ------------- --------
GROSS MARGIN                              38.8%           --     39.7%

EXPENSES:
  Research and development                23.5            --     23.5
  Selling and administration              47.6            --     47.6
  Impairment charges                       0.8          (0.8)      --
  Special charges                          9.5          (9.5)      --
                                       -------- ------------- --------
    Total Expenses                        81.4         (10.3)    71.1
                                       -------- ------------- --------
      As a Percentage of Net Sales        42.2%           --     36.9%

OPERATING INCOME (LOSS)                   (6.6)         12.0      5.4
OPERATING MARGIN                         (3.4%)           --      2.8%
OTHER INCOME (EXPENSE), NET:
   Interest                                2.8            --      2.8
   Other                                   7.7          (5.2)     2.5
                                       -------- ------------- --------

INCOME (LOSS) BEFORE INCOME TAXES          3.9           6.8     10.7
PROVISION (BENEFIT) FOR INCOME TAXES      (5.4)           --     (5.4)
                                       -------- ------------- --------
NET INCOME                                $9.3          $6.8    $16.1
                                       ======== ============= ========
NET MARGIN                                 4.8%           --      8.3%
AVERAGE COMMON SHARES OUTSTANDING -
 BASIC                                   805.4         805.4    805.4
                                       ======== ============= ========
EARNINGS (LOSS) PER SHARE - BASIC        $0.01         $0.01    $0.02
                                       ======== ============= ========
AVERAGE COMMON SHARES OUTSTANDING -
 DILUTED                                 808.5         808.5    808.5
                                       ======== ============= ========
EARNINGS (LOSS) PER SHARE - DILUTED      $0.01         $0.01    $0.02
                                       ======== ============= ========


                                         For the Three Months Ended
                                                July 31, 2003
                                                                Pro
                                                Restructuring  forma
                                        GAAP      and Other    Results
                                        Results  Charges (b)     (b)
NET SALES                               $188.5           $--   $188.5

COST OF PRODUCT SOLD                     114.7            --    114.7
                                       -------- ------------- --------
GROSS PROFIT                              73.8            --     73.8
                                       -------- ------------- --------
GROSS MARGIN                              39.2%           --     39.2%

EXPENSES:
  Research and development                25.4            --     25.4
  Selling and administration              49.6            --     49.6
  Impairment charges                       0.2          (0.2)      --
  Special charges                         13.3         (13.3)      --
                                       -------- ------------- --------
    Total Expenses                        88.5         (13.5)    75.0
                                       -------- ------------- --------
      As a Percentage of Net Sales        46.9%           --     39.8%

OPERATING INCOME (LOSS)                  (14.7)         13.5     (1.2)
OPERATING MARGIN                         (7.8%)           --    (0.6%)
OTHER INCOME (EXPENSE), NET:
   Interest                                0.8            --      0.8
   Other                                  (1.2)           --     (1.2)
                                       -------- ------------- --------

INCOME (LOSS) BEFORE INCOME TAXES        (15.1)         13.5     (1.6)
PROVISION (BENEFIT) FOR INCOME TAXES        --            --       --
                                       -------- ------------- --------
NET INCOME                              $(15.1)        $13.5    $(1.6)
                                       ======== ============= ========
NET MARGIN                               (8.0%)           --    (0.8%)
AVERAGE COMMON SHARES OUTSTANDING -
 BASIC                                   804.1         804.1    804.1
                                       ======== ============= ========
EARNINGS (LOSS) PER SHARE - BASIC       $(0.02)        $0.02   $(0.00)
                                       ======== ============= ========
AVERAGE COMMON SHARES OUTSTANDING -
 DILUTED                                 804.1         804.1    804.1
                                       ======== ============= ========
EARNINGS (LOSS) PER SHARE - DILUTED     $(0.02)        $0.02   $(0.00)
                                       ======== ============= ========

(a) Excluding $9.5 million restructuring charges; $0.8 million impairment charges; $1.7 million loss for inventory restructuring; $1.7 million non-operating gain on sale of investments; $1.4 million non-operating net gain related to sale of divested product lines; $2.3 million non-operating gain related to other divested activities; and $0.2 million loss for non-operating miscellaneous activities; net income would have been $16.1 million for the three months ended October 31, 2003, respectively. On the same basis, basic and diluted EPS would have been $0.02 for the three months ended October 31, 2003.

(b) Excluding $13.3 million restructuring charges; $0.2 million impairment charges; net loss would have been $(1.6) million for the three months ended July 31, 2003. On the same basis, basic and diluted EPS would have been $0.00 for the three months ended July 31, 2003.


                        SUPPLEMENTARY SCHEDULE
             ADC TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
          RECONCILIATION OF GAAP RESULTS TO PRO FORMA RESULTS
                (In millions, except per share amounts)

                                             For the Year Ended
                                              October 31, 2003
                                                                Pro
                                                Restructuring  forma
                                        GAAP      and Other    Results
                                        Results  Charges (a)     (a)
NET SALES                               $773.2         $(1.5)  $771.7

COST OF PRODUCT SOLD                     481.8          (4.7)   477.1
                                       -------- ------------- --------
GROSS PROFIT                             291.4           3.2    294.6
                                       -------- ------------- --------
GROSS MARGIN                              37.7%           --     38.2%

EXPENSES:
  Research and development               108.6          (0.1)   108.5
  Selling and administration             222.1          (0.1)   222.0
  Impairment charges                      15.6         (15.6)      --
  Special charges                         41.8         (41.8)      --
                                       -------- ------------- --------
    Total expenses                       388.1         (57.6)   330.5
                                       -------- ------------- --------
      As a Percentage of Net Sales        50.2%           --     42.8%

OPERATING INCOME (LOSS)                  (96.7)         60.8    (35.9)
OPERATING MARGIN                        (12.5%)           --    (4.7%)
OTHER INCOME (EXPENSE), NET:
   Interest                                6.3            --      6.3
   Other                                   8.3          (4.4)     3.9
                                       -------- ------------- --------

INCOME (LOSS) BEFORE INCOME TAXES        (82.1)         56.4    (25.7)
PROVISION (BENEFIT) FOR INCOME TAXES      (5.4)           --     (5.4)
                                       -------- ------------- --------
NET INCOME                              $(76.7)         56.4   $(20.3)
                                       ====================== ========
NET MARGIN                               (9.9%)           --    (2.6%)
AVERAGE COMMON SHARES OUTSTANDING -
 BASIC                                   803.4         803.4    803.4
                                       ======== ============= ========
EARNINGS (LOSS) PER SHARE - BASIC       $(0.10)        $0.07   $(0.03)
                                       ======== ============= ========
AVERAGE COMMON SHARES OUTSTANDING -
 DILUTED                                 803.4         803.4    803.4
                                       ======== ============= ========
EARNINGS (LOSS) PER SHARE - DILUTED     $(0.10)        $0.07   $(0.03)
                                       ======== ============= ========


                                     For the Year Ended
                                      October 31, 2002

                                 Restructuring Results from  Pro forma
                        GAAP       and Other    Divestitures  Results
                        Results   Charges (b)       (b)         (b)
NET SALES              $1,047.7           $--        $(18.1) $1.029.6

COST OF PRODUCT SOLD      801.2         (18.9)        (51.8)    730.5
                      ---------- ------------- ------------- ---------
GROSS PROFIT              246.5          18.9          33.7     299.1
                      ---------- ------------- ------------- ---------
GROSS MARGIN               23.5%           --            --      29.1%

EXPENSES:
  Research and
   development            182.8            --         (32.7)    150.1
  Selling and
   administration         374.0           5.7         (36.2)    343.5
  Impairment charges      348.3        (348.3)           --        --
  Special charges         219.6        (219.6)           --        --
                      ---------- ------------- ------------- ---------
    Total expenses      1.124.7        (562.2)        (68.9)    493.6
                      ---------- ------------- ------------- ---------
      As a Percentage
       of Net Sales       107.3%           --            --      47.9%

OPERATING INCOME
 (LOSS)                  (878.2)        581.1         102.6    (194.5)
OPERATING MARGIN         (83.8%)           --            --    (18.9%)
OTHER INCOME
 (EXPENSE), NET:
   Interest                 8.4            --          (0.1)      8.3
   Other                  (12.4)        (28.2)          1.3     (39.3)
                      ---------- ------------- ------------- ---------

INCOME (LOSS) BEFORE
 INCOME TAXES            (882.2)        552.9         103.8    (225.5)
PROVISION (BENEFIT)
 FOR INCOME TAXES         262.8        (368.2)         39.4     (66.0)
                      ---------- ------------- ------------- ---------
NET INCOME            $(1,145.0)       $921.1         $64.4   $(159.5)
                      ========== ============= ============= =========
NET MARGIN              (109.3%)           --            --    (15.5%)
AVERAGE COMMON SHARES
 OUTSTANDING - BASIC      795.6         795.6         795.6     795.6
                      ========== ============= ============= =========
EARNINGS (LOSS) PER
 SHARE - BASIC           $(1.44)        $1.16         $0.08    $(0.20)
                      ========== ============= ============= =========
AVERAGE COMMON SHARES
 OUTSTANDING -
 DILUTED                  795.6         795.6         795.6     795.6
                      ========== ============= ============= =========
EARNINGS (LOSS) PER
 SHARE - DILUTED         $(1.44)        $1.16         $0.08    $(0.20)
                      ========== ============= ============= =========

(a) Excluding $41.8 million restructuring charges; $15.6 million impairment charges; $1.5 million loss related to net sales restructuring; $0.2 million loss for miscellaneous operating activities; $4.7 million loss for inventory restructuring; $3.8 million non-operating gain on sale of investments; $1.4 million non-operating net loss related to sale of divested product lines; $2.3 million non-operating gain related to other divested activities; $0.3 million non-operating loss for sale-leaseback transaction; $2.0 million non-operating loss for investment write-down; and $2.0 million non-operating gain for miscellaneous activities; net loss would have been $20.3 million for the twelve months ended October 31, 2003. On the same basis, basic and diluted EPS would have been $(0.03) for the twelve months ended October 31, 2003.

(b) Excluding $102.6 million net loss for product lines divested or discontinued prior to 2003; $219.6 million restructuring and in-process research and development charges; $348.3 million impairment charges; $18.9 million related to restructuring of inventory; $5.7 million reversal of selling and administrative costs; non-operating gain of $17.0 million, net-of-tax, related to a patent infringement settlement; $42.6 million, net-of-tax, non-operating gain on investment sale; $34.2 million non-operating loss on write-down of investments; $1.2 million non-operating loss adjustment for product lines divested in fiscal 2001; $7.2 million, net-of-tax, for loss on sale-leaseback transactions; $10 million gain for miscellaneous non-operating activities and $328.8 million charges related to deferred tax assets and tax benefit adjustments due to tax law changes, net loss would have been $(159.5) million and accordingly, basic and diluted EPS would have been $(0.20) for the twelve months ended October 31, 2002.

                        SUPPLEMENTARY SCHEDULE
             ADC TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
    OPERATING SEGMENT GAAP TO PRO FORMA RECONCILIATION - UNAUDITED
                             (In Millions)

              NET SALES GAAP TO PRO FORMA RECONCILIATION

                                             2003     2003     2002
                                             Fourth   Third    Fourth
                                             Quarter  Quarter  Quarter
GAAP Net Sales
  BIA                                       $ 121.5  $ 112.6  $ 156.0
  IS                                           71.4     75.9     64.7
                                            -------- -------- --------
                                              192.9    188.5    220.7
                                            -------- -------- --------
Less:
  BIA - Divested Product Lines (a)               --       --      2.9
  IS - Divested Product Lines (a)                --       --       --
                                            -------- -------- --------
                                                 --       --      2.9
                                            -------- -------- --------
Pro Forma Net Sales
  BIA                                         121.5    112.6    153.1
  IS                                           71.4     75.9     64.7
                                            -------- -------- --------
                                            $ 192.9  $ 188.5  $ 217.8
                                            ======== ======== ========

(a) Excluding $0.0 million, $0.0 million and $2.9 million net sales from product lines divested prior to fiscal 2003; net sales would have been $192.9 million, $188.5 million, and $217.8 million for the three months ended October 31, 2003, July 31, 2003 and October 31, 2002, respectively.


           OPERATING INCOME GAAP TO PRO FORMA RECONCILIATION

                                             2003     2003     2002
                                             Fourth   Third    Fourth
                                             Quarter  Quarter  Quarter
GAAP Operating Income
  BIA                                       $  (2.6) $  (5.4) $ (37.0)
  IS                                            3.6      3.7     (6.0)
  Other                                        (7.6)   (13.0)  (315.7)
                                            -------- -------- --------
                                               (6.6)   (14.7)  (358.7)
                                            -------- -------- --------
Less:
  BIA - Divested Product Lines (b)             (1.7)      --     (9.6)
  IS - Divested Product Lines (b)                --       --      0.1
  Other (b)                                   (10.3)   (13.5)  (309.0)
                                            -------- -------- --------
                                              (12.0)   (13.5)  (318.5)
                                            -------- -------- --------
Pro Forma Operating Income
  BIA                                          (0.9)    (5.4)   (27.4)
  IS                                            3.6      3.7     (6.1)
  Other                                         2.7      0.5     (6.7)
                                            -------- -------- --------
                                            $   5.4  $  (1.2) $ (40.2)
                                            ======== ======== ========

(b) Excluding $1.7 million, $0.0 million, and $(9.6) million operating loss from product lines divested prior to fiscal 2003; $9.5 million, $13.3 million, and $139.4 million restructuring charges; and $0.8 million, $0.2 million, and $169.7 million impairment charges; operating income (loss) would have been $5.4 million, $(1.2) million, and $(40.2) million for the three months ended October 31, 2003, July 31, 2003 and October 31, 2002, respectively.

    CONTACT: ADC, Minneapolis
             Investor Relations:
             Mark Borman, 952-917-0590
             or
             Public Relations:
             Chuck Grothaus, 952-917-0306